UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 27, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131, Las Vegas, NV	89103
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (702) 318-7548

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2020, the Board of Directors appointed Mr. Murray G. Smith as Director of the Company. Mr. Smith’s appointment will be effective August 1, 2020.

Mr. Murray G. Smith

Murray G. Smith is a licensed Certified Public Accountant with over twenty-seven years’ accounting and finance leadership experience. Mr. Smith currently serves as the Divisional Chief Financial Officer of Craft Canning + Bottling, LLC, a wholly-owned subsidiary of Eastside Distilling, Inc., a NASDAQ company, and operates his own consulting practice focusing on financial process improvement, client training to perform accounting procedures, Sarbanes-Oxley compliance and internal audit outsourcing. Mr. Smith is also a Certified Fraud Examiner.

Mr. Smith served as the Chief Financial Officer for Paulson Capital Corp., a NASDAQ company, from 2010-2014 where he co-led a reverse merger transaction of the parent company, while navigating the regulatory hurdles of the SEC, NASDAQ & FINRA in simultaneously spinning out the Broker-Dealer subsidiary to a new ownership group and creating a $10 Million liquidating trust. He also served as the Chief Financial Officer for Jewett-Cameron Trading Company, Ltd., a NASDAQ company, from 2009-2015. Mr. Smith’s other previous employers have included Intel, Arthur Andersen and Teledyne. He is a graduate of the University of Washington, with a Bachelor of Arts degree awarded in 1993 in Business Administration with a concentration in Accounting. Mr. Smith held the following FINRA Licenses: Series 7, 27 and 66.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: July 27, 2020	By:	/s/ Anthony Goodman
Name: Anthony Goodman
Title: Chief Executive Officer

3